DATED THIS 27th DAY OF APRIL 2000



                                     BETWEEN


                        TECNOCHANNEL TECHNOLOGIES SDN BHD
                             (Company No. 426318-M)


                                       AND


                         ASIA INTERNET HOLDINGS SDN BHD
                             (Company No. 463424-W)


                                       AND


                             DAIICHI INDUSTRIES BHD
                             (Company No. 222897-W)


                                       AND


                            SFI SOLUTIONS (M) SDN BHD
                             (Company No. 475497-A)




      ********************************************************************

                                JOINT VENTURE AND
                             SHAREHOLDERS' AGREEMENT

     **********************************************************************

THIS AGREEMENT is made this 27th day of April 2000 between TECNOCHANNEL TECHNOLOGIES SDN BHD (Company No. 426318-M) a company incorporated in Malaysia and having its registered office at Room 603A, 6th Floor, Bangunan Yayasan Selangor, Jalan Bukit Bintang, 55100 Kuala Lumpur (hereinafter referred to as "TecnoChannel") of the first part, and

ASIA INTERNET HOLDINGS SDN BHD (Company No. 463424-W) a company incorporated in Malaysia and having its registered office at 17.03B, 17th Floor, Semua House, No.3, Jalan Bunus Enam, Off Jalan Masjid India, 50100 Kuala Lumpur (hereinafter referred to as "AIH") of the second part, and

DAIICHI INDUSTRIES BHD (Company No. 222897-W) a company incorporated in Malaysia and having its registered office at Ground Floor, Wisma Pen-Group, 37 Jalan Anson, 10400 Penang (hereinafter referred to as "Daiichi") of the third part and

SFI SOLUTIONS (M) SDN BHD (Company No. 475497-A) a company incorporated in Malaysia and having its registered office at Sapura @ Mines, No. 7 Jalan Tasik, The Mines Resort City, 43300 Seri Kembangan, Selangor Darul Ehsan (hereinafter referred to as "SFI") of the fourth part.

(TecnoChannel, AIH, Daiichi and SFI shall hereinafter be referred to as the "Parties" and a reference to "Party" shall mean any one of them as the case may
be).

WHEREAS: -

 (A) The Government of Malaysia ("the Government") has launched the Electronic Government as one of the multimedia applications of the Multimedia Super Corridor ("MSC") to reinvent itself to lead Malaysia into the Information Age as well as to further the political, social, cultural and economic development goals of Vision 2020;

(B) One of the flagship applications for the Electronic Government is the Electronic Delivery of Driver & Vehicle Registration, Licensing and Summons Services, Utility Bill Payments and Ministry of Health On-line Information as outlined in the Concept Request for Proposal ("CRFP No.MAMPU/EG/1/97") and made available on the 26th July, 1997;

(C) The Government has offered in principle to the Gateway Provider and the Service Provider the contract for the said CRFP as "Gateway Provider" and "Service Provider" respectively subject to the negotiation and execution of agreements with the Government;

The Parties hereto are desirous of entering into joint venture for the purpose of undertaking and engaging in the business of providing Electronic Delivery Services and as a Service Provider for the Electronic Government Project (hereinafter referred to as "the Business") through a joint venture company to be established by the parties hereto (hereinafter referred to as "the JV Company").

The Parties hereto have agreed to enter into this Agreement for the purposes of recording the financial, administrative, managerial and other arrangements between them in relation to their participation in the Company and their relationship inter se as shareholders shall be governed by the Memorandum and Articles of Association of the Company and to the extent and in the manner hereinafter provided.

NOW IT IS HEREBY AGREED as follows: -

1.       THE JV COMPANY


1.1 The JV Company shall be called My E.G. DotCom Sdn Bhd or such other name as the parties hereto may decide and which has been approved by the registering authorities in Malaysia.

1.2 The registered office of the JV Company shall be at Box No. 1142, 17.03B, 17th Floor Semua House, No 3 Jalan Bunus Enam, Off Jalan Masjid India, 50100 Kuala Lumpur.

1.3 The parties hereto agree to adopt the Memorandum and Articles of Association of the JV Company with such modifications as the parties hereto may agree in writing. Any amendments to the Memorandum and Articles of Association shall be by way of special resolution. In the event the Memorandum and Articles of Association shall contain provisions that are different or in conflict with any of the provisions of this Agreement, the provisions of this Agreement shall govern.

1.4 The main object of the JV Company is to carry on the business of a Service Provider for the Electronic Government Project or any other related Electronic Payment Services.

2.       SHARE CAPITAL

2.1 The parties hereto shall immediately upon the execution of this Agreement cause the JV Company to increase its authorised capital to Ringgit Malaysia Five Million (RM5,000,000).

2.2      The  authorised   share  capital   of  Ringgit  Malaysia  Five  Million
         (RM5,000,000) shall be divided into 5,000,000 ordinary shares of Ringgit Malaysia One (RM1.00) each.

2.3 Subject to the provisions of this Agreement, the initial issued and paid up share capital of the JV Company shall be Ringgit Malaysia One Million (RM1,000,000) divided into 1,000,000 ordinary shares of Ringgit Malaysia One (RM1.00) each and shall unless otherwise agreed in writing by the parties hereto be allotted to and subscribed by the parties hereto in the following manner: -

                  Name                                Percentage of Shareholding

         1.TecnoChannel                                         35%
         2.AIH                                                  20%
         3.Daiichi                                              30%
         4.SFI                                                  15%
                                                            --------
                                 Total                        100%
                                                             ======

         and the parties hereto shall have taken up their respective allotment and effect the subscription to the paid up capital of the JV Company as at the date hereof. Subscription to the paid up capital shall be effected by way of cash only.

2.4 The Shareholders shall, inter se, maintain the equity ratio as stated in Clause 2.3 hereof and any further issue of shares of the JV Company shall be made in accordance with the Memorandum and Articles of Association and shall be offered to the Shareholders in the same ratio.

2.5      Any  alteration  in the amount of the  authorised  share capital of the
         Company  (whether  by  way  of  reduction,  increment,   consolidation,
         subdivision or otherwise) shall also be passed by special resolution.

3.       OBLIGATIONS AND UNDERTAKINGS OF THE PARTIES

3.1 TecnoChannel hereby agrees and covenants to undertake a lead role in the planning, management, organisation and implementation of the Business.

3.2 AIH hereby agrees and covenants to provide management and financial resources for the Business.

3.3      Daiichi   hereby  agrees  and   covenants   to  invest  technology  and
         consultancy resources for the Business.

3.4 SFI hereby agrees and covenants to invest kiosk and its related communication infrastructure for the Business.

3.5      Notwithstanding the  provisions in Clauses 3.1, 3.2, 3.3 and 3.4 above,
         TecnoChannel,   AIH,  Daiichi  and  SFI  hereby  agree,   covenant  and
         undertake: -

         (i) to provide advice, guidance and assistance in the planning, implementation, operation and management pertaining to the advertising of the Business;

         (ii) to provide all the relevant technical know-how and expertise (including the engagement of the appropriate technical and marketing personnel and executives) in the planning, implementation, operation and management of the Business;

         (iii) to assist and ensure that the JV Company will perform and carry out the Business with all reasonable care and diligence and in a professional and workmanlike manner; and

         (iv) to do all things necessarily required to carry out the Business.

3.6 To facilitate and implement the JV herein, the parties hereto shall manage the JV Company and to carry out the joint venture in accordance with the terms and conditions of this Agreement.

4.       GENERAL MEETING OF SHAREHOLDERS

4.1 The quorum of a General Meeting of shareholders of the JV Company shall be three (3) shareholders. If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the General Meeting shall stand adjourned to the same day in the following week at the same time and place or to such time and place as the directors may determine PROVIDED ALWAYS that in the event that day being a public holiday, the adjourned meeting shall be held on the next business day at the same time and place. At such adjourned meeting, the presence of two (2) shareholders one of whom shall be TecnoChannel shall constitute a quorum.

4.2 Notwithstanding anything to the contrary expressed or implied elsewhere in this Agreement or in the Memorandum and Articles of Association of the JV Company, the following matters shall require the approval of the shareholders together holding at least seventy five percent (75%) of the total issued share capital of the JV Company for the time being: -

         (a) any amendment to the JV Company's Memorandum and Articles of Association involving the increase of the authorised capital and/or the change of name of the Company;

         (b)      any    proposal   for   the   JV   Company's   reorganisation,
                  reconstruction, consolidation, amalgamation or merger;

         (c) any proposal for the winding up or dissolution of the JV Company or for the cessation of the whole or any material part of its business for the time being;

         (d) the sale or disposal of the whole or a substantial part of the undertaking or assets of the JV Company;

         (e)      the  capitalisation  of profits or  reserves,  the  approvals,
                  declaration   and   payment  of  final   dividends   or  other
                  distributions of the JV Company's earnings and profits;

         (f) the adoption of or any variation of or addition to the Memorandum and Articles of Association;

         (g)      any change  in the  general nature  of  the business of the JV
                  Company;

         (h)      the approval of the annual accounts of the JV Company;

         (i)      any disclosure of the confidential information;

         (j) purchase or commitment to purchase or lease on behalf of the JV Company or sell or commitment to sell, mortgage or disposal of any real property or asset of the JV Company;

         (k)      increase or reduction in the number of Directors;

         (l) removal of Directors before the expiration of their period of office;

         (m)      any borrowing arrangement;

         (n)      any changes in distribution of dividends; and

         (o)      any major investments by the JV Company.



5.       BOARD OF DIRECTORS

The affairs of the JV Company shall be managed by the Board of Directors in accordance with the provisions of the Memorandum and Articles of Association of the JV Co and in the manner as follows:-

5.1 The JV Company shall have four (4) Directors. TecnoChannel shall be entitled to appoint one (1) Director, AIH shall be entitled to appoint one (1) Director, Daiichi shall be entitle to appoint one (1) Director and SFI shall be entitled to appoint one (1) Director. Such nomination shall include the right from time to time to remove any nominee so nominated and substitute another in his place. The First Directors shall be:-

1.       Wong Thean Soon                               Representing TecnoChannel
2.       Tan Sri Dato' Dr. Ahmad Mustaffa bin Babjee   Representing AIH
3.       Rahadian Mahmud bin Mohamad Khalil            Representing Daiichi
4.       Goh Chee Chern                                Representing SFI


5.2 The Chairman of the Board of Directors shall be Tan Sri Dato' Dr. Ahmad Mustaffa bin Babjee.

5.3      The Chairman of the Board of Directors shall have no casting vote.

5.4 Three (3) Directors comprising a nominee each from either TecnoChannel, AIH, Daiichi or SFI shall form a quorum for a meeting of Board of Directors of the JV Company.

5.5 In the absence of a quorum for any Directors' meeting, the meeting shall be automatically adjourned to the same day, time and place in the following week PROVIDED ALWAYS that in the event that day being a public holiday, the adjourned meeting shall be held on the next business day at the same time and place.

5.6 At such adjourned meeting, any two (2) Directors present shall form a quorum and if such a quorum is not present, the adjourned meeting shall be dissolved.

5.7 Prior written notice of all Directors' meetings shall be sent to all Directors of the JV Company at least seven (7) days before the meeting specifying the time and place of the meeting unless such requirement is waived by all the Directors.

5.8 The notice shall indicate all matters to be considered at the Directors' meeting and include copies of reports, studies and documents relating thereto. Any matter not indicated in such prior written notice may be discussed and/or decided at a Directors' meeting if all the Directors present at the meeting agree to do so.

5.9 All matters at the Directors' meeting shall, subject to any laws or regulations for the time being in force and the provisions of the Memorandum and Articles of Association of the JV Company, be decided by a majority of votes and each Director shall have one vote.

5.10 Notwithstanding clause 5.9 above all decisions involving substantial investments of the JV Company shall require unanimous approval of the Directors.



6.       MANAGEMENT

6.1 Subject to the powers herein expressly reserved for the Shareholders or the Directors of the JV Company the management of the business and affairs of the JV Company shall be vested in a Chief Executive Officer who shall be employed under a Contract for Services at a remuneration and upon terms and conditions acceptable to the Board.



7.       FINANCIAL MATTERS OF THE JV COMPANY

7.1 The JV Company shall make and keep proper accounts and accounting records and books with sound accounting practices and principles.

7.2 Each party shall have the right to inspect the said accounts and accounting records and books and to make copies thereof at its own expense, by itself or through its agent or agents duly authorised thereto in writing, at any time during the business hours of the JV Company.

7.3 The JV Company shall open, maintain and operate account with banks or other financial institution in the manner as may be determined by the Board of directors.

7.4 Each of the parties hereto shall be given a full report of the yearly audit of the JV Company's accounts and accounting records and books by the auditors within thirty (30) days after completion thereof.

7.5 The parties hereto shall appoint an independent firm of professional accountants approved by all parties hereto to act as auditors of the JV Company.



8.       RESTRICTION ON SALE OF SHARES

8.1 No party hereto shall sell, transfer, assign or otherwise part with the beneficial ownership of any shares of the JV Company except in accordance with the provisions of this Clause unless the parties otherwise mutually agree in writing.

8.2 There shall be no change to the shareholder and the shareholding structure of the JV Company as set out in clause 2.3 above for a period of three (3) years from the date of execution of the Service Agreement (Service Provider) made between The Government of Malaysia, Telekom Malaysia Berhad, Tenaga Nasional Berhad and the JV Company except for the purposes of listing its shares on the Kuala Lumpur Stock Exchange or MESDAQ provided that a minimum percentage of bumiputra shareholding of thirty (30) percent shall be maintained at all times unless the JV Company has been granted the MSC status. Any intention to change the shareholder and the shareholding structure after the said period of three (3) years shall require the prior written approval of the Government.

8.3 Save as provided in this Agreement neither of the parties hereto (hereinafter referred to as "the Offeror") shall sell, transfer or otherwise part with the beneficial ownership of any shares of the JV Company without first making an offer to sell such shares to the other parties hereto (hereinafter referred to as "the offerees") by giving one month notice in writing.

8.4 Every such offer shall be accompanied by share certificates for the shares and deeds of transfer duly executed by the Offeror and shall state the number of shares being offered for sale and the price which the Offeror shall consider to be the fair value for such shares. Such price shall be paid in cash unless otherwise agreed upon.

8.5 Such offers shall subject to Clauses 8.1 and 8.2 above be irrevocable and the JV Company shall in accordance with Clause 8.3 hereof forthwith after the receipt of the offer give notice in writing thereof to the Offerees inviting them to purchase the shares comprised therein.

8.6 Within thirty (30) days of the service on them of such notice the Offerees shall by notice in writing to the JV Company either accept the offer or request the JV Company to require that the auditors of the JV Company certify the value which their opinion is the fair value per share of the shares comprised in the notice whereupon the JV Company shall forthwith instruct the said auditors to prepare such certificate, a copy of which shall upon receipt by the JV Company despatched to the parties hereto. In certifying the value of such shares, the said auditors shall be acting as experts and not as arbitrators and their valuation shall in the absence of manifest error be accepted as final by the parties hereto. The cost of such valuation shall be borne equally by the Offeror and the Offerees.

8.7 The Offeror may, if the value certified by the said auditors is less than the value contained in the offer, within a period of twenty-one
         (21) days of the receipt of such certificate by notice in writing to the JV Company withdraw the offer but if no such withdrawal is made within the aforesaid period of twenty-one (21) days the offer shall be irrevocable.

8.8 If the Offeror shall not have withdrawn the offer under Clause 8.7 above and if the Offerees shall desire to purchase the shares comprised in the offer at the price specified in the offer or the fair value determined in the manner provided under Clause 8.6 hereof, whichever is the lower, the Offerees shall within a period of fourteen (14) days after the period of twenty one (21) days referred to in Clause 8.6 above give notice in writing to the JV Company of their acceptances accompanied by payment in full and the Company is hereby authorised to act as the agent of the Offeror to sell such shares to the Offerees and to complete such sale.

8.9 Any notice or acceptance by the Offerees under Clauses 8.6 and 8.7 hereof shall be conditional upon the approval in satisfactory terms of any government or other regulatory authorities.

8.10 If the offer is not withdrawn within the period specified in Clause 8.7 hereof and if such offer shall be accepted the Offeror shall be bound immediately upon payment of the appropriate purchase price of the shares to transfer such shares to the Offerees.

8.11     If any of the Offerees shall not within such period as stated in Clause
         8.6 above accept the offer to purchase the said shares and if the other Offerees within such period accept the offer, such offer shall, in the proportion set out in Clause 8.3 above, extend to the accepting
         Offerees with respect to the shares offered to the non-accepting Offerees.

8.12     If none of the  Offerees  shall  within such period as stated in Clause
         8.6 above accept the offer to purchase the said shares, the JV Company may within three (3) months thereafter dispose of such shares to any third party, acceptable to the existing shareholders at a price not less than the lower of price specified in the offer or the fair value of the shares certified as aforesaid and subject to Clause 8.14 below, the JV Company shall register promptly any transfer of such shares made pursuant to this sub-clause.

8.13 If for any reason any party shall make any composition with its creditors or shall become insolvent or bankrupt or have a receiver appointed of the whole or part of its undertaking or assets or enter into liquidation (otherwise than for the purpose of amalgamation or reconstruction) such party shall automatically thereupon be deemed to have made an offer to sell its shares in the JV Company at the fair value per share to be fixed by the JV Company's auditors and the provisions of Clauses 8.1 and 8.2 hereof will apply mutatis mutandis.

8.14 If pursuant to the provisions of this Clause, a transfer of shares in the JV Company is proposed to be made to a person who is not a party hereto, the transferor shall on the sale thereof secure that the proposed transferee agrees to be bound by the terms of this Agreement and shall procure that the transferee enters into a legally binding agreement with the other parties hereto containing the terms hereof and thereafter such transferee shall be deemed to be a party hereto.



9.       DIVIDEND POLICY

9.1 It shall be the policy of the JV Company to declare and distribute dividends on the ordinary shares of the JV Company out of its annual distributable profits after provision reserves and financial requirements.



10.      CONFIDENTIALITY

10.1 The parties hereto hereby agree and shall cause the JV Company to agree: -

         (a) to hold in strict confidence during the Term of this Agreement and Agreement and thereafter, all technical and commercial information, knowledge and know-how furnished to each of them by the others by virtue of this Agreement (all of which is referred to collectively known as the "Confidential
                  Information")   and  that  it  shall  not  be:-

                  (i) use such Confidential Information except in furtherance of the relationship set forth in this Agreement; or

                  (ii) publish, disclose or discriminate such Confidential Information except in such instance whereby express prior written consent or authorization has been obtained from the other parties.

         (b) to refrain from disclosing such information, knowledge and know-how to any person, firm or company even if such party holds substantial interest therein without the prior written consent of the others.

         (c) to cause, instruct, direct and oblige its Directors, officers and employees any other person which has access to any of the foregoing information, knowledge and know-how to keep the same confidential.



11.      RELATIONSHIP BETWEEN THE PARTIES

11.1 The relationship of the parties under and in relation to this Agreement shall be limited to the matters herein contained and what is provided for by law as the liability of shareholders of the JV Company, and nothing herein contained shall be considered or interpreted as constituting the relationship of the parties or any of them as partnership, associates or other relationship in which anyone or more of the part may be liable for the acts or omissions of any other party or parties, notwithstanding herein contained be considered or interpreted as constituting any party the general agent of any other party.



12.      PERFORMANCE OF AGREEMENT

12.1 Each of the parties agree to exercise its voting rights for the time being in the JV Company and to take such steps as for the time being lie within its powers to procure that the JV Company performs and observes the provisions of this Agreement which the JV Company would be liable to perform as if it has been joined as a party to this Agreement.

13.      NON COMPETITION

13.1 Each party hereby agrees with the other that during the duration of this Agreement, it shall not without written consent, engage either directly or indirectly in any business in Malaysia in competition with the JV Company.



14.      TERMINATION

14.1     Upon the happening of any party hereto of the following events:-

         (i)        any party becoming insolvent;

         (ii) a Court order is made or an effective resolution is passed for the winding-up voluntary or otherwise of the party;

         (iii) a receiver or manager is appointed for the property, assets or undertaking of the party which appointment the other party consider prejudicial and detrimental to the successful implementation and completion of the said Developments;

         (iv) a Court order for the attachment, garnishing, seizure or sale and / or any other execution proceeding (before or after a judgment is entered), is issued against the party and not settled within thirty (30) days from the date of the issuance;

         (v) the party sells assigns or in any manner dispose of its shares in the JV Company or its interest in this Agreement;

         (vi) there is a breach of warranty and representation by the party;

         (vii) the party has otherwise committed a material breach of this Agreement or committed a breach which being capable of a remedy is not remedied within fourteen (14) days of the breach being brought to its attention;

         this Agreement shall become terminated at the option of the other party hereto and the non-defaulting party shall have the option to purchase all the shares of the defaulting party in the JV Company at a price to be fixed by a qualified accountant to be agreed upon by the parties or the JV Company shall otherwise be liquidated in accordance with the provision of the law.

14.2 Upon the termination of this Agreement, the provision herein shall be of no further effect without prejudice however to the right of any party against the others in respect of any antecedent breaches of the provisions herein.
14.3     Notwithstanding  the terms and conditions as stated in clauses 14.1 and
         14.2 above, the termination of this Agreement shall be subject to the approval of the government.



15.1     SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS

15.1 Termination of this Agreement for any cause shall not release any party hereto from any liability that at the time of termination has already accrued to the other party hereto or which thereafter may accrue in respect of any acts or omissions prior to such termination



16.      WAIVER

16.1 No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power preclude any other or further exercise thereof or the exercise of any other right or power herein.

16.2 Any waiver by either party of a breach of any terms or conditions of this Agreement shall not constitute a waiver of any subsequent breach of the same terms or conditions of this agreement.



17.      ARBITRATION

17.1 All disputes or differences whatsoever which shall at anytime hereafter whether during the continuance of this Agreement or upon or after its discharge or determination arise between the parties hereto touching or concerning this Agreement or its construction or effect or as to the rights, duties and liabilities of the parties hereto or either of them under or by virtue of this Agreement or otherwise or as to any other matter in any way connected with or arising out of or in relation to the subject matter of this Agreement shall be referred to arbitration in accordance with the Arbitration Act 1952(Revised 1972) or any statutory re-enactment or re-certification thereof for the time being in force and the arbitration shall be conducted by the Arbitration Tribunal of Kuala Lumpur or such other arbitration body as the parties hereto may agree from time to time. Such arbitration proceedings shall be held in Kuala Lumpur.



18.      NOTICES

18.1 All notices herein shall be in writing and shall be deemed to have sufficiently served or given for all purposes therein on the third
         (3rd) day after being mailed by registered mail and addressed to the party at its registered office first written above or at such other address as either party may so identify to the other party and if sent by telex or fax, the notice shall be deemed served immediately upon the same being transmitted.

19.      MUTUAL AGREEMENT

19.1 In entering into this Agreement, the parties hereto recognise that it is impracticable to make provision for every contingency that may arise in the course of the performance thereof. Accordingly, the parties hereto hereby declare it to be their intention that this Agreement shall operate between them in accordance with the principles of good faith with fairness and without detriment to the interests of any of them and if in the course of performance of this Agreement unfairness to any party is disclosed or anticipated then the parties hereto shall use their best endeavour or agree upon such action as may be necessary and equitable to remove the cause or cause of the same.



20.      MISCELLANEOUS

20.1      LAW OF AGREEMENT

         The validity, construction and performance of this Agreement shall be governed by the laws of Malaysia.


20.2     ASSIGNMENT

         This Agreement and all rights and obligations hereunder shall not be assigned by any party to any third party without the prior written consent thereto of the other party.


20.3     SUCCESSORS BOUND

         This   Agreement   is   binding   upon  the   permitted   assigns  and
         successors-in-title of the parties hereto and no party hereto shall assign this Agreement or any part thereof or any interest therein without prior written approval of the other parties hereto.

20.4     COST

         Any cost including the cost of preparation of this Agreement and the stamp duty if any payable thereon shall be borne by the JV Company.


20.5     ENTIRETY OF AGREEMENT

         This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels in all respects all previous agreements and understanding if any, amongst the parties hereto with respect to the subject matter hereof whether such be written or oral. Any modification of or alteration to any part of this Agreement shall be determined in writing by mutual agreement.


20.6     SEVERABILITY

         Each clause hereof shall be deemed to be independent and the invalidity of any such clause which may be unenforceable as contrary to the principles of law shall not affect the validity of any other clauses of this Agreement.


20.7     HEAD NOTES

         The head notes to this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


                               * * * * * * * * * *
              [Remainder of this page is intentionally left blank]

         IN  WITNESS   WHEREOF  the  parties  hereto  have  hereunto  set  their
respective hands the day and year first above written.

Signed by                        )
Tecnochannel Tenologies Sdn. Bhd.)
(Company No. 426318-M)           )
in the presence of:-             )        /s/ WONG THEAN SOON
                                  ----------------------------------------------
                                             WONG THEAN SOON
                                        (NRIC NO. : 710604-08-5153)


Signed by                        )
Asia Internet Holdings Sdn. Bhd. )
(Company No. 463424-W)           )
in the presence of:-             )/s/TAN SRI DATO' DR. AHMAD MUSTAFFA BIN BABJEE
                                  ----------------------------------------------
                                    TAN SRI DATO' DR. AHMAD MUSTAFFA BIN BABJEE
                                             (NRIC NO. : 370731-07-5099)


Signed by                        )
Daiichi Industries Bhd.          )
(Company No. 222897-W)           )
in the presence of:-             ) /s/ RAHADIAN MAHMUD BIN MOHAMMAD KHALIL
                                  ----------------------------------------------
                                     RAHADIAN MAHMUD BIN MOHAMMAD KHALIL
                                        (NRIC NO. : 730821-71-5105)


Signed by                        )
SFI Solutions (M) Sdn. Bhd.      )
(Company No. 475497-A)           )
in the presence of:-             )        /s/ GOH CHEE CHERN
                                  ----------------------------------------------
                                                GOH CHEE CHERN
                                          (NRIC NO. : 550102-01-5673)